PREMIER WEALTH MANAGEMENT PROVIDES SHAREHOLDER UPDATE

CYPRUS - (BUSINESS WIRE) - December 10, 2007 - Premier Wealth Management, Inc. (OTCBB:PWMG), formerly known as Tally-Ho Ventures, Inc., today announced that the Company and Protrust Financial Services (“Protrust”) continue to negotiate terms of a settlement, providing for a series of possible amendments to the Settlement Agreement originally entered into on October 22, 2007.

In accordance with the prior Settlement Agreement, Premier had agreed to pay Protrust $1 million on or before November 9, 2007; $1 million on or before November 30, 2007; and $1 million on or before December 31, 2007. In addition, Premier was obliged to enter into a pledge within five days of receiving from Protrust the form of such pledge, granting a first charge over the shares of Master Trust to Protrust, in order that Protrust can force the sale of Master Trust in the event that Premier fails to fulfill any of its obligations under the Settlement Agreement (other than the final $1 million payment), and apply any proceeds against the outstanding monies owed to Protrust.

Nigel Gregg, Chairman and CEO of Premier stated that he is pleased with the progress that has been made on renegotiating settlement terms and hopes to reach a new settlement by December 31, 2007.

In addition, Premier has a hearing on Thursday, December 13, 2007 with the NASD OTCBB as it relates the OTCBB’s Ineligibility Notification received by the Company on November 21, 2007.  The notice alleged that the Company has been delinquent in certain filings of its Form 10-KSB or Form 10-QSB three times over the past 24 month period.  Pursuant to NASD Rule 6530(e), if a company is delinquent with three periodic reports over a 24 month period, such delinquency would render the Company’s securities ineligible for quotation on the OTCBB.

Gregg noted, “In light of Premier’s expanding global business interests, management is currently evaluating listing Premier’s common shares on the Frankfurt Stock Exchange. As many of Premier’s current investors are located in Europe, listing on the Frankfurt Exchange may provide greater convenience for our current European investors, while providing enhanced incentive for other European investors to consider investing in Premier. We anticipate hosting a special Board of Directors’ meeting on in the near term to vote on the dual listing matter.”

Premier Wealth Management, Inc.
Incorporated in the State of Delaware, and headquartered in Cyprus, Premier Wealth Management is currently executing a business strategy designed to position the Company as a preferred provider of highly personalized private wealth advisory and investment management services to mid and high net worth individuals and families across Europe and the Far East. Since early 2006, Premier has completed the acquisition and integration of three financial services companies based in Europe, amassing financial assets of approximately 22,000 mid and high net worth investors in 50 countries.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Daniel Conway, Chief Strategist, 407-585-1080 or via email at PWMG@efcg.net